UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2010

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2010, China United Coalbed Methane Corporation, Ltd. (“CUCBM”) and Shanxi Province Guoxin Energy Development Group Limited (“SPG”) executed the Shouyang Project Coalbed Methane Purchase and Sales Contract (the “Gas Sales Agreement”) to sell coalbed methane gas (“CBM”) produced pursuant to the Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China dated April 16, 2002 (the “Shouyang PSC”) by and between CUCBM and Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation, as successor in interest to ConocoPhillips China Inc.

Under Chinese law and practice, foreign-owned and controlled entities can only sell gas through a licensed, local entity, such as CUCBM.  Therefore, concurrently with the execution of the Gas Sales Agreement, FEEB, which is the operator of the CBM field governed by the Shouyang PSC (the “Shouyang Field”), and CUCBM entered into a letter agreement (the “Acceptance Letter”) under which  FEEB acknowledged that sales by CUCBM under the Gas Sales Agreement would constitute the joint marketing and sales of CBM from the Shouyang Field for purposes of the Shouyang PSC.  The Acceptance Letter further confirmed that FEEB accepted the terms of the Gas Sales Agreement, which named the parties to the Shouyang PSC as express beneficiaries. On June 12, 2010, FEEB and CUCBM also entered into a letter agreement (the "Letter Agreement") in which they agreed that they would share any value added tax refunds and government subsidies related to gas sales from the Shouyang Field and that FEEB and its affiliates could disclose the Gas Sales Agreement to its investors and certain other third parties. In the Letter Agreement, the parties also acknowledged that the funds received under the Gas Sales Agreement would be allocated in accordance with the Shouyang PSC, which allocates a 30% participating interest to CUCBM subject to specified conditions. See “Our Holdings in the Shanxi Province of the People’s Republic of China” of Item 1 - Business in our Annual Report on Form 10-K for the year ended December 31, 2009 for a further description of the Shouyang PSC.

Pursuant to the Gas Sales Agreement, SPG is initially required to purchase up to 300,000 cubic meters per day of CBM (the “Daily Volume Limit”) produced at the Shouyang Field on a take-or-pay basis, with the purchase of any quantities above such amount to be negotiated pursuant to a separate agreement.  Beginning in 2015, SPG may be required to purchase up to 1 million cubic meters per day of CBM produced at the Shouyang Field.  The Gas Sales Agreement has a term of 20 years.

The price to be paid by SPG, excluding the effect of any applicable rebates or subsidies, for CBM under the Gas Sales Agreement will be 1.20 RMB per cubic meter (including tax) until June 12, 2011.  The price to be received by CUCBM and FEEB, including subsidies for gas sales that will be allocated between CUCBM and FEEB as agreed under the Letter Agreement, should be approximately 1.55 RMB per cubic meter, which equates to approximately $6.55 per Mcf at current exchange rates as of the date of this report. The Gas Sales Agreement also provides for price adjustments in accordance with changes to the published Chinese national natural gas price and annual price adjustments based on the parties mutual agreement. If the parties do not agree on a new price, the then-current price shall continue in effect and either party may seek to resolve any pricing dispute pursuant to arbitration.  SPG is obligated to pay for all CBM monthly in advance, based on anticipated deliveries for the coming month.

The Gas Sales Agreement does not have any minimum delivery obligations, but it does require that all CBM produced at the Shouyang Field up to 300,000 cubic meters per day be sold to SPG and production in excess of such shall be subject to further agreement.  The parties agreed to use reasonable efforts to provide a steady, stable supply of gas and to provide the same amount of CBM during the summer and the winter. While initial deliveries are planned for late fall 2010, the Gas Sales Agreement does not have a firm initial delivery date. Rather, each party is to notify the other at least 30 days before it is able to deliver or receive gas.  Once the initial gas delivery and acceptance date is set, if one party fails to deliver or receive gas on such date, then it shall pay the other party 5% of the value of CBM comprising such shortfall.  After initial CBM deliveries commence, if either party fails to deliver gas or receive gas as nominated for the month, and it fails to notify the other party that it will not deliver or receive such quantity of gas, then the non-performing party will pay the other party a penalty based upon 10% of the value of 80% of the portion of gas not delivered or received, as applicable.

The Gas Sales Agreement contemplates that CBM sales will commence following completion of an in-field gathering system that will interconnect with SPG’s gas pipeline in Shanxi Province, which is currently under construction and is anticipated to be completed by October 2010.  During the initial 180 days following the first delivery of CBM under the Gas Sales Agreement (the “Commissioning Period”), the parties are required to make reasonable efforts to deliver and accept CBM in an amount not to exceed the Daily Volume Limit.  Thereafter, SPG will be required to accept and pay for all deliveries of CBM produced under the Shouyang PSC up to the Daily Volume Limit.  If at any time after the Commissioning Period SPG fails to accept any CBM delivered to the delivery point up to the Daily Volume Limit, other than due to force majeure, maintenance or breakdowns, SPG will pay an amount equal to the sales price of 80% of the unaccepted amount.

The descriptions of the Agreement, the Acceptance Letter and the Letter Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the English translation of the Agreement, the Acceptance Letter and the Letter Agreement, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1
English translation of the Shouyang Project Coalbed Methane Purchase and Sales Contract dated June 12, 2010 between China United Coalbed Methane Corporation, Ltd. and Shanxi Province Guoxin Energy Development Group Limited.

10.2	English translation of Letter Agreement dated June 12, 2010 between Far East Energy (Bermuda), Ltd. and China United Coalbed Methane Corporation, Ltd.

10.3	Letter Agreement dated June 11, 2010 between Far East Energy (Bermuda), Ltd. and China United Coalbed Methane Corporation, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2010

Far East Energy Corporation

	By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

10.1
English translation of the Shouyang Project Coalbed Methane Purchase and Sales Contract dated June 12, 2010 between China United Coalbed Methane Corporation, Ltd. and Shanxi Province Guoxin Energy Development Group Limited.

10.2	English translation of Letter Agreement dated June 12, 2010 between Far East Energy (Bermuda), Ltd. and China United Coalbed Methane Corporation, Ltd.

10.3	Letter Agreement dated June 11, 2010 between Far East Energy (Bermuda), Ltd. and China United Coalbed Methane Corporation, Ltd.